UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

Alcentra Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-36447	46-2961489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 7th Floor

New York, NY

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 922-8240

Not applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Alcentra Capital Corporation (the “Company”) has previously disclosed various matters relating to one its portfolio companies, DRC Emergency Services, LLC (“DRC”), in its filings with the Securities and Exchange Commission, including a since-lifted suspension against DRC from doing federal government contracting work as well as litigation filed against DRC and the Company by Cahaba Disaster Recovery, LLC (“Cahaba”) alleging that DRC failed to make certain payments due to Cahaba in connection with its provision of certain sub-contracting services to DRC. More recently, a lawsuit was filed in late December 2015 relating to DRC which alleges that certain parties entered into an oral agreement to transfer a 10% equity interest in DRC’s parent company to the plaintiff. While the Company believes that these matters have not had and are not expected to have, on an individual basis, a material adverse impact on DRC, the cumulative impact of these matters has started to significantly hamper DRC’s business operations, including its ability to effectuate strategic transactions and forge joint venture partnerships and similar relationships. As a result, the Company expects that the fair value of its investment in DRC will be negatively impacted in future periods due to these matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2015	Alcentra Capital Corporation

By: /s/ Paul J. Echausse
Name: Paul J. Echausse
Title: Chief Executive Officer and President